                        NORTEL NETWORKS CORPORATION
                        8200 Dixie Road, Suite 100
                        Dept. 0001, GMS 036/NO/248
                        Brampton, Ontario
                        Canada  L6T 5P6
                        Tel     905-863-1300
                        Fax     905-863-8544
                        E-mail  nderoma@nortelnetworks.com
                                --------------------------

    NICHOLAS J. DEROMA
    CHIEF LEGAL OFFICER
                        November 21, 2001
                                                                     Exhibit 5.1


                        Nortel Networks Corporation
                        8200 Dixie Road, Suite 100
                        Brampton, Ontario
                        Canada     L6T 5P6

                        Dear Sirs/Mesdames:

                        Re: Nortel Networks Corporation - Form S-8 Registration Statement
                               under the Securities Act of 1933, as amended
                        --------------------------------------------------------

                        I am Chief Legal Officer of Nortel Networks Corporation (the "Corporation"), a corporation organized under the laws of Canada.

                        This opinion is being furnished to you in connection with the Corporation's Form S-8 Registration Statement (the "Registration Statement") relating to the offering of common shares, without par value (the "Shares"), of the Corporation, as set forth in the Registration Statement, in connection with the Amended and Restated Exchange Agreement and Plan of Reorganization dated as of May 11, 2001 among the Corporation, Alteon WebSystems, Inc. and Candlestick Networks, Inc. (the "Agreement and Plan of Reorganization").

                        In rendering this opinion, I have examined:

                        (a)      the articles and by-laws of the Corporation;
                                 and

                        (b)      the Agreement and Plan of Reorganization.

                        I have also:

                        (a) made such inquiries and examined originals (or copies certified or otherwise identified to my satisfaction) of documents, corporate records and other instruments and made such examination of the law as I have deemed necessary or appropriate to enable me to render this opinion;
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                                     - 2 -

                        (b) assumed that the signatures on the documents I have examined are genuine; and

                        (c) assumed that, at the time of the issuance of the Shares, the Corporation will have received the full amount of the consideration therefor.

                        In expressing the opinion stated below, I have relied upon the opinion dated the date hereof of Blair F. Morrison, Assistant Secretary of the Corporation, a copy of which is attached hereto as Schedule A.

                        Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly and validly created and authorized, and will be if and when issued, validly issued and outstanding as fully paid and non-assessable common shares of the Corporation.

                        I hereby consent to the use of my name in the Registration Statement under the caption "Exhibits". I hereby further consent to the filing of this opinion as
                        Exhibit 5.1 to the Registration Statement.

                        This opinion is furnished solely for your benefit in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                        Yours truly,

                        /s/ Nicholas J. DeRoma

                        Nicholas J. DeRoma
                        Chief Legal Officer

                        NORTEL NETWORKS CORPORATION
                        8200 Dixie Road, Suite 100
                        Dept. 0019, GMS 036/NO/172
                        Brampton, Ontario
                        Canada  L6T 5P6
                        Tel     905-863-1190
                        Fax     905-863-8423
                        E-mail  blairm@nortelnetworks.com


      BLAIR F. MORRISON
      ASSISTANT SECRETARY
                                                       Schedule A to Exhibit 5.1


                        November 21, 2001

                        Nicholas J. DeRoma
                        Chief Legal Officer
                        Nortel Networks Corporation
                        8200 Dixie Road, Suite 100
                        Brampton, Ontario
                        Canada  L6T 5P6

                        Dear Sir:

                        Re: Nortel Networks Corporation - Form S-8 Registration Statement under the Securities
                               Act of 1933, as amended
                        --------------------------------------------------------

                        I am Assistant Secretary of Nortel Networks Corporation (the "Corporation"), a corporation organized under the laws of Canada.

                        This opinion is being furnished to you in connection with the Corporation's Form S-8 Registration Statement (the "Registration Statement") relating to the offering of common shares, without par value (the "Shares"), of the Corporation, as set forth in the Registration Statement, in connection with the Amended and Restated Exchange Agreement and Plan of Reorganization dated as of May 11, 2001 among the Corporation, Alteon WebSystems, Inc. and Candlestick Networks, Inc. (the "Agreement and Plan of Reorganization").

                        In rendering this opinion, I have examined:

                        (a)      the articles and by-laws of the Corporation;
                                 and

                        (b)      the Agreement and Plan of Reorganization.

                        I have also:

                        (a) made such inquiries and examined originals (or copies certified or otherwise identified to my satisfaction) of documents, corporate records and other instruments and made such examination of the law as I have deemed necessary or appropriate to enable me to render this opinion;

                        (b) assumed that the signatures on the documents I have examined are genuine; and

                        (c) assumed that, at the time of the issuance of the Shares, the Corporation will have received the full amount of the consideration therefor.

                        I am qualified to practice law solely in the Province of Ontario, Canada and express no opinion as to any laws or matters governed by any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable therein.

                        Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly and validly created and authorized, and will be if and when issued, validly issued and outstanding as fully paid and non-assessable common shares of the Corporation.

                        This opinion is furnished solely for your benefit in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose, except that you may rely on this opinion in connection with your opinion to the Corporation with respect to the Registration Statement.

                        Yours truly,

                        /s/ Blair F. Morrison

                        Blair F. Morrison
                        Assistant Secretary